UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2018

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida		32835
(Address of principal executive offices)		(Zip Code)

(407) 722-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On March 8, 2018, Hilton Grand Vacations Inc. (the “Company” or “our”) filed a Current Report on Form 8-K (the “Original Report”) to report certain approvals and determinations made by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company with respect to certain compensation arrangements of our executive officers, including Mr. Mark D. Wang, our President and Chief Executive Officer. As disclosed in the Original Report, at such time, the Compensation Committee had not yet finalized the final form of the Performance and Service Based Restricted Stock Unit Agreement applicable to Mr. Wang (the “PSU Agreement”) in connection with the performance-based restricted stock units (“Performance RSUs”), which the Compensation Committee awarded to our executive officers under the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan (as amended, the “2017 Plan”) for the first time as part of the Company’s 2018 performance-based long-term incentive equity awards. The Compensation Committee also did not approve or confirm, at such time, the forms of the service-based restricted stock unit (“Service RSU”) agreement (the “RSU Agreement”) and nonqualified stock option agreement (the “NQS Agreement”) that would be applicable to Mr. Wang in connection with the award of his service-based long-term incentive equity awards as described in the Original Report. The Company is filing this Amendment on Form 8-K/A (this “Amendment”) to amend and update the Original Report for the purpose of disclosing the final forms of equity award agreements for Mr. Wang and to reflect the final award of the Performance RSUs to Mr. Wang. In addition, this Amendment discloses (a) adjustments to Mr. Charles R. Corbin’s compensation arrangement due to his promotion from Executive Vice President and Chief Legal Officer to Executive Vice President, Chief Legal Officer and Chief Development Officer and (b) a special equity grant to Ms. Barbara L. Hollkamp, our Executive Vice President and Chief Human Resources Officer. Except as set forth under Item 5.02 below, this Amendment does not amend the Original Report in any way and does not modify or update any other disclosures contained in the Original Report. Accordingly, this Amendment should be read in conjunction with the Original Report. Any defined terms used herein that are not otherwise defined have the meanings ascribed to them in the Original Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Certain Compensatory Arrangement Related to Mr. Mark Wang

As previously reported in the Original Report, on March 7, 2018, the Compensation Committee approved and made determinations with respect to several matters related to the compensation arrangements for our executive officers, including Mr. Wang. As discussed in the Original Report and also as previously disclosed by the Company in a Current Report on Form 8-K filed on April 17, 2017, the Company and Mr. Wang entered into a Severance Agreement, dated as of April 17, 2017 (the “Severance Agreement”), which provides that, in the event of a termination of Mr. Wang’s employment due to a qualifying termination and a change in control (as defined in the Severance Agreement) has not occurred, any portion of any equity awards granted to Mr. Wang under the 2017 Plan that would have vested within 24 months from the termination date of a qualifying termination will accelerate and vest immediately as of such termination date. The Severance Agreement also provides that, with respect to any portion of the equity awards granted to Mr. Wang under the 2017 Plan that are stock options and that have vested in accordance with their original terms or in accordance with the qualifying termination and accelerated vesting provision described above, Mr. Wang shall be entitled to exercise any vested stock options for a period ending on the earlier of (A) the expiration of the original term of such applicable stock option or (B) 24 months from such termination date.

The Severance Agreement and the related employment letter agreement entered into at the same time between the Company and Mr. Wang, which employment letter agreement was also previously disclosed by the Company in a Current Report on Form 8-K filed on April 17, 2017, included a provision that (i) effectively amended the then-existing equity award agreements for Mr. Wang to incorporate the qualifying termination and accelerated vesting provisions of the Severance Agreement, and (ii) would supersede any contrary provisions in future equity award agreements executed after the date of the Severance Agreement. On May 10, 2018, the Compensation Committee ratified and confirmed the new forms of Mr. Wang’s RSU Agreement and NQS Agreement to reflect such qualifying termination and accelerated vesting provisions contained in the Severance Agreement. Since such terms were agreed to at the time of the Severance Agreement, the original March 7, 2018 grant date for Mr. Wang’s stock option and service-based RSUs as reported in the Original Report remain unchanged. The descriptions of such stock options and Service RSUs granted to Mr. Wang, as previously disclosed in the Original Report and described above, are qualified in their entirety by reference to the forms of the NQS Agreement and RSU Agreement, which are filed herewith as Exhibits 10.2 and 10.3, respectively, and the terms of which are incorporated herein by reference.

On May 10, 2018, the Compensation Committee also approved the final form of the PSU Agreement for use with respect to Performance RSU awards to Mr. Wang. The PSU Agreement incorporates the parties’ intent that the qualifying termination and accelerated vesting provisions contained in the Severance Agreement and described above be applicable to Performance RSUs. Accordingly, Mr. Wang’s PSU Agreement provides that, among other things, in the event Mr. Wang’s employment is terminated due to a qualifying termination, and a change in control has not occurred, his Performance RSUs will vest immediately and be promptly settled based on the target number of Performance RSUs prorated based on (a) the actual service period between the beginning of the applicable 36-month performance period of the applicable Performance RSUs through the date of termination, plus an additional 24 months (subject to total maximum of 36 months), over (b) the 36-month performance period of such Performance RSUs. The Compensation Committee also determined that, in light of the foregoing, the grant date of Mr. Wang’s target value of Performance RSUs of $1,900,000 (as reported in the Original Report) will be deemed to have been made on May 10, 2018, the date of the approval of the final PSU Agreement by the Committee. Based on the closing price of $39.87 per share of our common stock on May 10, 2018, Mr. Wang’s new target number of Performance RSUs is 47,654. The description of the Performance RSUs granted to Mr. Wang as previously disclosed in the Original Report and as updated or described above are qualified in its entirety by reference to the form of the PSU agreement, which is filed herewith as Exhibit 10.4 and the terms of which are incorporated herein by reference.

Certain Compensatory Arrangement Related to Mr. Charles R. Corbin

On May 10, 2018, in recognition of the additional responsibilities that Mr. Corbin will have as a result of his promotion from Executive Vice President and Chief Legal Officer to Executive Vice President, Chief Legal Officer and Chief Development Officer, the Compensation Committee approved certain adjustments to his compensation arrangement as follows:

•	annual base salary of $450,000 effective May 10, 2018;

•	increase in the target annual cash bonus award (i.e., short-term cash incentive award) opportunity from 50% of base salary to 75% of base salary for 2018 fiscal year; and

•	increase in the target long-term incentive equity-based award under the 2017 Plan from 150% of base salary to 200% of base salary for 2018 fiscal year.

The Compensation Committee did not make any changes to the performance metrics or goals for Mr. Corbin’s short-term incentive award or the long-term incentive award mix as disclosed in the Original Report. As a result of the adjustments made by the Compensation Committee to his long-term incentive equity-based award described above, Mr. Corbin will receive the additional awards set forth below. The exercise price of the additional stock options, the number of additional Service RSUs and the target number of additional Performance RSUs are based on $39.87 per share, the closing price of our common stock on the date of the additional grant, which was May 10, 2018. The number of additional stock options granted was determined based on grant date inputs including stock price.

Total Additional Value	Additional Value of Options	Additional Value of Service RSUs	Additional Target Value of Performance RSUs	Additional Number of Options	Additional Number of Service RSUs	Additional Target Number of Performance RSUs
$ 282,000	$ 84,600	$ 84,600	$ 112,800	6,365	2,121	2,829

The additional Service RSUs and stock options vest in three equal installments on each of May 10, 2019, March 7, 2020 and March 7, 2021, subject to Mr. Corbin’s continued employment at the Company through each applicable vesting date or otherwise provided under the terms of the applicable award agreement or his severance agreement. The performance conditions, performance period, maximum percentage of the additional target Performance RSUs that Mr. Corbin is eligible to earn, and other conditions are the same as those applicable to his original Performance RSU grant and are described in the Original Report.

Special Equity Grant

On May 10, 2018, the Compensation Committee approved a special equity award in the form of 2,508 Service RSUs, which have an aggregate grant date fair value of $100,000, to Ms. Barbara L. Hollkamp, our Executive Vice President and Chief Human Resources Officer, in recognition of her overall performance and scope of her role. The Service RSUs, which were granted based on our closing common stock price on May 10, 2018 of $39.87 per share, vest in three equal annual installments commencing on the first anniversary of May 10, 2018, the grant date, subject to Ms. Hollkamp’s continued employment at the Company through each applicable vesting date or as otherwise provided under the terms of the applicable award agreement or her severance agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.2	Form of Nonqualified Stock Option Agreement for Mark Wang

Exhibit 10.3	Form of Restricted Stock Unit Agreement for Mark Wang

Exhibit 10.4	Form of Performance and Service Based Restricted Stock Unit Agreement for Mark Wang

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, Chief Legal Officer and Secretary

Date: May 16, 2018